Exhibit 99.1

HAIN CELESTIAL ANNOUNCES EXPANDED UNSECURED CREDIT FACILITY

Lake Success, NY, February 7, 2018-The Hain Celestial Group, Inc. (NASDAQ: HAIN), a leading organic and natural products company with operations in North America, Europe, Asia and the Middle East providing consumers with A Healthier Way of Life™, today announced the closing of an expanded, unsecured $1.3 billion Senior Credit Facility led by Bank of America Merrill Lynch and Wells Fargo Bank. The amended and restated credit agreement and related commitments include a $1.0 billion revolving credit facility and $300 million term loan, both of which are scheduled to mature in February 2023. The revolving credit facility may increase by an additional $400 million provided certain conditions are met.

“Our amended and restated credit facility reflects the strength of Hain Celestial’s balance sheet and provides us with increased multi-currency financial flexibility on the same pricing grid with an extended maturity,” commented Irwin D. Simon, Founder, President, Chief Executive Officer and Chairman of the Board of Hain Celestial. “Our financing partners enable us to maintain operating flexibility with a solid financial platform to support our growing business with working capital and acquisition capital to support our strategic growth initiatives.”

The Hain Celestial Group, Inc.
The Hain Celestial Group (Nasdaq: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company with operations in North America, Europe, Asia and the Middle East. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth’s Best®, Ella’s Kitchen®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Casbah®, Rudi’s Organic Bakery®, Gluten Free Café™, Hain Pure Foods®, Spectrum®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, BluePrint®, FreeBird®, Plainville Farms®, Empire®, Kosher Valley®, Yves Veggie Cuisine®, Better Bean™, Europe’s Best®, Cully & Sully®, New Covent Garden Soup Co.®, Yorkshire Provender™, Johnson’s Juice Co.®, Farmhouse Fare®, Hartley’s®, Sun-Pat®, Gale’s®, Clarks™, Robertson’s®, Frank Cooper’s®, Linda McCartney®, Lima®, Danival®, Happy®, Joya® Natumi®, GG UniqueFiber®, Tilda®, JASON®, Avalon Organics®, Alba Botanica®, Live Clean® and Queen Helene®. Hain Celestial has been providing A Healthier Way of Life™ since 1993. For more information, visit www.hain.com.

Safe Harbor Statement
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictions based on expectations and projections about future events and are not statements of historical fact. You can identify forward-looking statements by the use of forward-looking terminology such as “plan,” “continue,” “expect,” “anticipate,” “intend”, “predict”, “project”, “estimate,” “likely”, “believe,” “might”, “seek”, “may,” “will”, “remain”, “potential,” “can,” “should,” “could”, “future” and similar expressions or the negative of those expressions, or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical facts. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, levels of activity, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). Such factors, include, among others, the Company’s beliefs or expectations relating to the expanded credit facility, including working capital and acquisition capital to support its strategic growth initiatives, and the other risks detailed from

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

time-to-time in the Company’s reports filed with the United States Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended June 30, 2017, and our quarterly reports. As a result of the foregoing and other factors, the Company cannot provide assurances regarding the future results, levels of activity and achievements of the Company, and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements. All forward-looking statements contained herein apply as of the date hereof or as of the date they were made and, except as required by applicable law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflects changes in underlying assumptions or factors of new methods, future events or other changes.

Contact:
James Langrock/Mary Anthes
The Hain Celestial Group, Inc.
516-587-5000

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com